UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2008

FIRSTPLUS FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-27750	75-2561085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 W. John Carpenter Freeway, Suite 450, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 717-7969

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2008, Rutgers Investment Group, Inc. (“Rutgers”), a wholly-owned subsidiary of FirstPlus Financial Group, Inc., entered into an Outsourced Mortgage Processing and Fulfillment Services Agreement (the “Agreement”) with Homeloanadvisors.com, a California corporation (“HLA”), effective December 31, 2007, whereby Rutgers will act as management agent for HLA.

Rutgers' responsibilities include processing loans, coordinating underwriting and funding services, and overseeing quality control for all loans made by HLA.  HLA will continue to interface with potential mortgagees and act as a liaison between such mortgagees and Rutgers. Rutgers will retain all revenues generated from the mortgagees and pay HLA certain agreed upon fees as more fully described in the Agreement. Subject to certain cancellation provisions, the Agreement has a term of one year from the date of its execution.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Exhibits
	10.1	Outsourced Mortgage Processing and Fulfillment Services Agreement, dated December 31, 2007, by and between Rutgers Investment Group, Inc. and Homeloanadvisors.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

January  9, 2008

FIRSTPLUS FINANCIAL GROUP, INC.

By:	/s/ John Maxwell
Name: John Maxwell
Title: Chief Executive Officer